SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – February 4, 2007

TRIAD HOSPITALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14695	75-2816101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Tennyson Parkway Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(214) 473-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 4, 2007, Triad Hospitals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Panthera Partners, LLC, a Delaware limited liability company (“Panthera Partners”), Panthera Holdco Corp., a Delaware corporation and a wholly owned subsidiary of Panthera Partners (“Panthera Holdco,” and together with Panthera Partners, “Parent”), and Panthera Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Panthera Holdco (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). Parent is owned by private investment funds affiliated with CCMP Capital Advisors, LLC and Goldman Sachs & Co. (collectively, the “Sponsors”).

The Board of Directors of the Company approved the Merger Agreement on the unanimous recommendation of a Special Committee comprised entirely of disinterested directors (the “Special Committee”).

At the effective time of the Merger, each outstanding share of common stock of the Company (the “Common Stock”), other than shares owned by the Company, Parent, any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law or any stockholders who enter into agreements with Parent to have their shares convert into equity of the surviving corporation, will be cancelled and converted into the right to receive $50.25 in cash, without interest.

The Company has made customary representations, warranties and covenants in the Merger Agreement. The Merger Agreement contains a “go shop” provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing acquisition proposals through March 16, 2007. In accordance with the Merger Agreement, the Board of Directors of the Company, through its Special Committee and with the assistance of its independent advisors, intends to solicit superior proposals during this period. There can be no assurance that the solicitation of superior proposals will result in an alternative transaction. During the go shop period, Parent does not have a contractual right to be advised of or match the terms of any superior proposal. After March 16, 2007, the Company may continue discussions with any “Excluded Party”, defined as a party that submits a bona fide acquisition proposal during the go shop period or with whom the Company is having ongoing discussions or negotiations as of the end of the go shop period regarding a bona fide acquisition proposal. No later than March 19, 2007, the Company is required to provide the identity of the Excluded Parties to Parent’s outside counsel that has entered into a customary non-disclosure agreement with the Company not to disclose such identity to Parent or its affiliates.

Except with respect to Excluded Parties, after March 16, 2007, the Company is subject to a “no shop” restriction on its ability to solicit third party proposals, provide information and engage in discussions and negotiations with third parties. The no shop provision is subject to a “fiduciary out” provision that allows the Company to provide information and participate in discussions and negotiations with respect to third party acquisition proposals submitted after March 16, 2007 that the Board of Directors (following the recommendation of the Special Committee) believes in good faith to be bona fide and determines in good faith, after consultation with its financial advisors and outside counsel, constitute or could reasonably be expected to result in a “superior proposal,” as defined in the Merger Agreement.

The Company may terminate the Merger Agreement under certain circumstances, including if its Board of Directors (following the recommendation of the Special Committee) determines in good faith that it has received a superior proposal and that failure to terminate the Merger Agreement could violate its fiduciary duties, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, the Company must pay a fee of $120 million to Parent, unless such termination is in connection with a superior proposal submitted by an Excluded Party, in which case the Company must pay a fee of $20 million to Parent and reimburse Parent for up to $20 million in out-of-pocket expenses. In certain other circumstances, the Merger Agreement provides for Parent or the Company to pay to the other party a fee of $120 million upon termination of the Merger Agreement.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration, including any contemplated refinancing of debt and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including approval of the Merger by the Company’s stockholders, expiration or termination of applicable waiting periods under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, the receipt of other required regulatory approvals and other customary closing conditions. The parties expect to close the transaction during the second quarter of 2007.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference.

The Special Committee engaged Lehman Brothers Inc. (“Lehman Brothers”) to serve as financial advisors to the Special Committee. On February 4, 2007, Lehman Brothers delivered an opinion to the Special Committee to the effect that, as of the date of the opinion, and based upon and subject to the matters described therein, the merger consideration to be received by holders of the Company’s common stock (other than Parent and its affiliates) was fair to such holders from a financial point of view.

On February 5, 2007, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger

Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Important Information

In connection with the proposed Merger, the Company will prepare a proxy statement for the Company’s stockholders to be filed with the Securities and Exchange Commission. The proxy statement will contain information about the Company, the proposed Merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from the Company by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from the Company’s website at www.triadhospitals.com or by directing such request to Triad Hospitals, Inc., 5800 Tennyson Parkway, Plano, Texas 75024, Attention: Investor Relations.

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information concerning the Company and its directors and executive officers is set forth in the Company’s proxy statement and Annual Report on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the Merger when it becomes available.

Item 2.02	Results of Operations and Financial Condition.

On February 5, 2007, the Company issued a press release announcing certain anticipated results, including its anticipated diluted earnings per share from continuing operations, for the three months and year ended December 31, 2006. A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of February 4, 2007, by and among the Company, Panthera Partners, LLC, Panthera Holdco Corp. and Panthera Acquisition Corporation.*

99.1	Press Release issued by Triad Hospitals on February 5, 2007.

99.2	Press Release issued by Triad Hospitals on February 5, 2007.

*	Schedules and exhibits omitted pursuant to Item 601(b)(22) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Triad Hospitals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD HOSPITALS, INC.

By:	/s/ Rebecca Hurley
Rebecca Hurley Senior Vice President and General Counsel

Date: February 5, 2007

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of February 4, 2007, by and among the Company, Panthera Partners, LLC, Panthera Holdco Corp. and Panthera Acquisition Corporation.*

99.1	Press Release issued by Triad Hospitals, Inc. on February 5, 2007.

99.2	Press Release issued by Triad Hospitals, Inc. on February 5, 2007.

*	Schedules and exhibits omitted pursuant to Item 601(b)(22) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.